Exhibit 99.1

For Immediate Release	June 20, 2012

Crown Crafts Net Income Up 17% and EPS Up More Than 15% in Fiscal 2012

•	Company continues to generate strong cash flow from operations
•	Quarterly cash dividend on common stock doubled to $0.08 per share

Gonzales, Louisiana – Crown Crafts, Inc. (NASDAQ-CM: CRWS) today reported operating results for the fourth quarter and fiscal year ended April 1, 2012.

“By aggressively managing our business we were able to deliver strong gross margin and net income improvements in fiscal 2012 despite the difficult macroeconomic conditions that continue to challenge our industry, such as record-setting cotton prices,” said E. Randall Chestnut, Chairman, President and Chief Executive Officer. “For example, while the strength of our products allowed us to pass along price increases when and where we could, we also quickly redesigned several product lines to reduce our dependency on cotton without sacrificing the quality or value being offered to the consumer.”

“Additionally, we were able to generate solid growth in sales of our Company-branded product lines, which were up approximately 7% from the prior year, and continue to drive meaningful sales in distribution channels such as pet bedding and the ‘dollar store’ segment that did not exist for us just four years ago,” said Chestnut. “Our new patent-pending crib liner and the previously announced licensing agreements with Wendy Bellissimo and Carters are just a few recent examples of our successful efforts to further diversify our business.”

Chestnut added, “The positive operational momentum we built last year served us well in fiscal 2012. As we head into the new fiscal year, we will remain vigilant in our execution and opportunistic in our pursuit of compelling growth opportunities as we seek sustained, long-term value creation for our stockholders.”

Financial Results

Note – Operating results for the fourth quarter and fiscal year 2012 represent the 13- and 52-week periods ended April 1, 2012, and operating results for the fourth quarter and fiscal year 2011 represent the 14- and 53-week periods ended April 3, 2011.

916 S. Burnside Avenue   *   PO Box 1028   *   Gonzales, LA   70707-1028   *   (225) 647-9100  *   Fax (225) 647-9104

Net income for the fourth quarter of fiscal 2012 was $1.9 million, or $0.19 per diluted share, on net sales of $24.8 million, compared with net income of $1.6 million, or $0.16 per diluted share, on net sales of $27.2 million in the fourth quarter of fiscal 2011.

Net income for fiscal 2012 was $5.0 million, or $0.52 per diluted share, on net sales of $85.3 million, compared with $4.3 million, or $0.45 per diluted share, on net sales of $90.0 million a year ago.

“Beginning in late 2010 and continuing through most of fiscal 2012, high raw material costs, including higher cotton prices, and double digit increases in labor costs in China negatively impacted our results.  Additionally, during our third and fourth quarters, we transitioned away from an unprofitable private label bedding program.  While this negatively impacted our top-line, we believe this will be a positive impact to our future profitability,” continued Chestnut.

“We are happy that we were able to deliver strong results, and we are extremely proud of the effort of our entire team to help our Company continue to thrive even in adverse conditions,” concluded Chestnut.

Declaration of Quarterly Cash Dividend

As previously announced, the Company’s Board of Directors has increased the Company’s quarterly cash dividend on its common stock to $0.08 per share, doubling the previous rate of $0.04 per share. Based on yesterday’s closing share price of $5.55, this new rate represents an annualized return of approximately 5.8%.  The next quarterly dividend will be paid on July 6, 2012 to stockholders of record at the close of business on June 15, 2012.

“We are pleased to be able to reward our stockholders with this significant dividend increase,” said Chestnut. “We remain focused on creating value for our stockholders over the long term. With our strong operating cash flow and debt-free balance sheet, we believe we are well positioned to continue to be an industry consolidator and acquire attractive assets that extend our portfolio and help drive our financial results.”

Conference Call

The Company will host a teleconference today at 1:00 p.m. Central Daylight Time to discuss the Company’s results, during which interested individuals will be given the opportunity to ask appropriate questions.  To join the teleconference, dial (877) 317-6789 and refer to conference number 10014460.  The teleconference can also be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com.  The financial information to be discussed during the teleconference may be accessed prior to the call on the investor relations portion of the Company’s website.

A telephone replay of the teleconference will be available one hour after the end of the call through 8:00 a.m. Central Daylight Time on June 28, 2012.  To access the replay, dial (877) 344-7529 in the U.S. or (412) 317-0088 from international locations and refer to conference number 10014460.

About Crown Crafts, Inc.

Crown Crafts, Inc. designs, markets and distributes infant, toddler and juvenile consumer products, including crib and toddler bedding and blankets; nursery and bath accessories; reusable and disposable bibs and floor mats; burp cloths; room décor; and disposable placemats, toilet seat covers and changing mats.  The Company’s operating subsidiaries include Crown Crafts Infant Products, Inc. in California and Hamco, Inc. in Louisiana.  Crown Crafts is America’s largest producer of infant bedding, bibs and bath items.  The Company’s products include licensed and branded collections as well as exclusive private label programs for certain of its customers.  The latest news about Crown Crafts can be found at www.crowncrafts.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:

Olivia Elliott
Vice President and Chief Financial Officer
225-647-9124
oelliott@crowncrafts.com

or

Halliburton Investor Relations
(972) 458-8000

CROWN CRAFTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
SELECTED FINANCIAL DATA
In thousands, except percentages and per share data

	13 Weeks Ended April 1, 2012	14 Weeks Ended April 3, 2011	52 Weeks Ended April 1, 2012	53 Weeks Ended April 3, 2011
Net sales	$24,839	$27,155	$85,306	$89,971
Gross profit	5,775	5,738	19,543	20,091
Gross profit percentage	23.3%	21.1%	22.9%	22.3%
Income from operations	2,875	2,860	8,151	7,632
Income before income tax expense	2,840	2,736	7,938	7,175
Income tax expense	942	1,061	2,886	2,772
Income from continuing operations	1,898	1,675	5,052	4,403
Loss from discontinued operations – net of income taxes	(4)	(84)	(13)	(97)
Net income	1,894	1,591	5,039	4,306
Basic earnings per share	$0.20	$0.17	$0.52	$0.45
Diluted earnings per share	$0.19	$0.16	$0.52	$0.45

Weighted Average Shares Outstanding:
Basic	9,660	9,582	9,645	9,497
Diluted	9,754	9,782	9,747	9,670

CONSOLIDATED BALANCE SHEETS
SELECTED FINANCIAL DATA
In thousands

	April 1, 2012	April 3, 2011
Cash and cash equivalents	$214	$205
Accounts receivable, net of allowances	20,323	18,653
Inventories	11,839	13,560
Total current assets	35,078	35,283
Finite-lived intangible assets - net	5,972	6,795
Goodwill	1,126	1,126
Total assets	$44,661	$45,702

Current maturities of long-term debt	$-	$1,952
Total current liabilities	9,945	9,971
Long-term debt	-	4,336

Shareholders’ equity	34,716	31,395
Total liabilities and shareholders’ equity	$44,661	$45,702